Exhibit 5.1

May 12, 2025

TMC the metals company Inc.

1111 West Hastings Street, 15th Floor

Vancouver, British Columbia

V6E 2J3, Canada

Re:      TMC the metals company Inc. – Form S-3

Ladies and Gentlemen:

We have acted as British Columbia counsel to TMC the metals company Inc. (the “Corporation”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated May 12, 2025 (the “Prospectus Supplement”), to Registration Statement (File No. 333-275822) (the “2023 Registration Statement”) and to Registration Statement (File No. 333-267479) (the “2022 Registration Statement” and collectively with the 2023 Registration Statement, the “Registration Statements”), each on Form S-3, filed by the Corporation with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the offering of an aggregate of 12,333,333 common shares (the “Offered Shares”), without par value, in the capital of the Corporation (the “Common Shares”) and Class C Common Share purchase warrants (the “Warrants”) to purchase an aggregate of 12,333,333 Common Shares (the “Warrant Shares”, and together with the Offered Shares, the Warrants and the Warrant Shares, the “Securities”) pursuant to a securities purchase agreement (collectively, the “SPA”) between the Corporation and the purchasers named therein (the “Offering”). This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statements.

We have examined and relied upon (a) the Registration Statements, (b) the Prospectus Supplement, (c) the form of SPA, (d) the form of instrument representing and setting out the terms of the Warrants (the “Warrant Instrument”), (e) a certificate of an officer of the Corporation dated the date hereof, certifying certain factual matters including, among other things: the constating documents of the Corporation, and resolutions passed by the directors of the Corporation, including resolutions passed by a committee duly created by the directors of the Corporation, approving, among other things, the Offering, the completion of the transactions contemplated therein and certain final terms of the Offering (the “Opinion Support Certificate”), (f) a certificate of good standing dated May 12, 2025 issued pursuant to the Business Corporations Act (British Columbia) with respect of the Corporation, and (g) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have not carried out a review of the minute books or other corporate records of the Corporation other than as contained in the Opinion Support Certificate.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies and that all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of, and at all material times prior to, the date of this opinion letter. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Corporation, have legal capacity, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, the validity, binding effect, and enforceability on all such parties. We have assumed that the SPA and Warrant Instruments will be executed and delivered substantially in the form of such instrument we have examined. In our capacity as counsel to the Corporation in connection with the registration of the Registration Statements, the Prospectus Supplement, we are familiar with the proceedings taken and proposed to be taken by the Corporation in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of the Applicable Law (as defined below), in the manner presently proposed. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Corporation and of public officials.

Our opinion herein is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein now in effect (the “Applicable Law”). We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof. We assume no obligation to revise or supplement this opinion should any applicable laws be changed subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof. Where our opinion refers to any of the Securities as being “fully paid and non-assessable”, no opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

In rendering our opinions set forth herein, we have also assumed that, at the time of any offer and sale of the Securities, (i) the Corporation has been duly organized and is validly existing and in good standing, and has the requisite legal status and legal capacity, under the laws of the Province of British Columbia; (ii) the Corporation has complied and will comply with the laws of all relevant jurisdictions in connection with the transactions contemplated by, and the performance of its obligations under, the Registration Statements, and the Prospectus Supplement; (iii) the Registration Statements, the Prospectus Supplement, and any amendments thereto (including any post-effective amendments thereto) have become effective under the Securities Act; (iv) that the Prospectus Supplement has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (v) that the SPA have been filed with the Commission on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statements or the Prospectus Supplement; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statements and the Prospectus Supplement; and (vii) all facts set forth and statements made in certificates supplied by directors and/or officers of the Corporation, including the Opinion Support Certificate, are and remain true, accurate and complete. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Corporation. We assume, based on advise previously received from the Corporation, that the applicable agreements relating to any of the Securities will be governed by the laws of a jurisdiction outside of Canada.

Based on and subject to the foregoing assumptions and qualifications we are of the opinion that:

1.	With respect to the issuance of any Offered Shares, when upon payment in full therefor and issuance thereof in accordance with the SPA and the Prospectus Supplement, the Offered Shares will be validly issued as fully paid and non-assessable Common Shares of the Corporation.

2.	The Warrant Shares have been duly and validly authorized and allotted for issuance and, upon the due exercise of the Warrants in accordance with the terms of the SPA, the Prospectus Supplement and the applicable Warrant Instruments, including payment of the exercise price in full therefor, the Warrant Shares issuable upon exercise of the Warrants will be validly issued as fully paid and non-assessable Common Shares of the Corporation.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement and to reference the firm’s name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP

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